UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 18, 2008

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2008, Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as agent, and the requisite majority of Lenders entered into a Second Amendment to Credit Agreement (the “Second Amendment”) amending the Company’s Credit Agreement dated as of October 12, 2005. The Second Amendment established the Company’s basket for Permitted Acquisitions made after the date of the Second Amendment to $100,000,000 and increased the Company’s basket for permitted stock repurchases to $30,000,000.

The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment which can be found as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description

10.1	Second Amendment to Credit Agreement, dated as of March 12, 2008, by and among Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as agent, and certain Lenders a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Stacy Loretz-Congdon
Name: Stacy Loretz-Congdon Title: Chief Financial Officer

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